Exhibit 99.1

Written Statement of Chief Executive Officer and Chief Financial Officer Pursuant to Section 906 of the

Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)

The undersigned, the Chief Executive Officer and the Chief Financial Officer of Novoste Corporation (the “Company”), each hereby certifies that, to the best of his knowledge on the date hereof:

1.	the Annual Report on Form 10-K of the Company for the period ended December 31, 2002 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 31, 2003	/s/ Alfred J. Novak
Alfred J. Novak, Chief Executive Officer of Novoste Corporation

Date: March 31, 2003	/s/ Edwin B. Cordell, Jr.
Edwin B. Cordell, Jr., Chief Financial Officer of Novoste Corporation